Exhibit 99.1

NEWS RELEASE

Contact:
Bob Gray
Valence Technology, Inc.
512.527.2921
investor@valence.com

Valence Technology Secures Debtor-in-Possession Credit Facility

Financing of up to $10 Million Enhances Liquidity and Working Capital

AUSTIN, Texas, September 13, 2012 (GLOBE NEWSWIRE) -- Valence Technology, Inc. (the “Company”) announced today that it has secured a Debtor-in-Possession (DIP) credit facility of up to $10 million from GemCap Lending I, LLC.

The DIP credit facility has been approved by the U.S. Bankruptcy Court for the Western District of Texas and will be used to augment the Company’s liquidity and working capital. With this credit facility in place, the Company expects that it will be able to continue to provide its goods and services to its customers without impediment.

Valence expects to complete its U.S.‐based restructuring before the end of 2012. The Company and its Board of Directors are being advised by Streusand, Landon & Ozburn, LLP.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among other things, our statements regarding the debtor-in-possession facility being used to augment the Company’s liquidity and working capital, that the Company expects to continue to provide its goods and services to its customers, and expecting to complete its restructuring before the end of 2012.   Our actual results could vary substantially from these forward-looking statements as a result of a variety of factors including: the impact of the chapter 11 filing on our relationships with customers, vendors, employees and creditors; the timing and outcome of the chapter 11 process including the court rulings and discussions with creditors; our ability to compete effectively in the marketplace; the overall demand for batteries to power electric vehicles, and the demand for our lithium-ion batteries and lithium phosphate battery technology; the rate of new and existing customer acceptance and sales of our current and future products; our ability to form effective arrangements with OEMs to commercialize our products; product or quality defects; the level of direct costs and our ability to achieve the revenues necessary to achieve profitable operating margins to achieve break-even cash flow; our dependence on sole or a limited number of suppliers for key raw materials and components, and the ability of our vendors to provide conforming materials for our products on a timely basis; the level of our selling, general, and administrative costs; international business risks, particularly the many risks inherent in doing business in China; the effects of competition; and the outcome of any current or future litigation regarding intellectual property, disclosure issues, creditors or other matters and general economic conditions. These and other risk factors that could affect our actual results are discussed in our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31 and subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities Exchange Commission. The reader is directed to these statements for a further discussion of important factors that could cause our actual results to differ materially from those in our forward-looking statements.  We disclaim any intent or obligation to update these forward-looking statements.

SOURCE: Valence Technology, Inc.

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